UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  June 18, 2012

SELECT COMFORT CORPORATION
(Exact name of registrant as specified in its charter)

Minnesota
(State or other jurisdiction of incorporation or organization)

0-25121	41-1597886
(Commission File No.)	(IRS Employer Identification No.)

9800 59th Avenue North, Minneapolis, Minnesota 55442
(Address of principal executive offices)      (Zip Code)

(763) 551-7000
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01   ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Effective as of June 18, 2012, Select Comfort Corporation (“Select” or the “Company”), GE Capital Retail Bank, formerly GE Money Bank (“GE”) and Select Comfort Retail Corporation (“Retail”) entered into an Eleventh Amendment to Amended and Restated Private Label Consumer Credit Card Program Agreement (the “Eleventh Amendment”), which amended the Amended and Restated Private Label Consumer Credit Card Program Agreement, dated as of December 14, 2005, among those same parties, as previously amended up to the effective date of the Eleventh Amendment (such agreement, as so previously amended, the “Program Agreement”).

Amendments to the Program Agreement made by the Eleventh Amendment include:

(a)	Increasing the Credit Review Point, as defined by the Program Agreement, to $350,000,000;

(b)
Determining the program fee percentages payable by Select and Retail to GE for purchases financed by customers under the Program Agreement (such percentages are referred to herein as the “Program Fee Percentages”); and

(c)	Determining the basis upon which the Program Fee Percentages may be revised to reflect changes in market interest rates.

The foregoing description of the Eleventh Amendment is qualified in its entirety by reference to the full text of the Eleventh Amendment, which, except for the omission of certain confidential portions filed separately with the Commission, is attached hereto as Exhibit 10.1 and incorporated herein by reference.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

10.1	Eleventh Amendment to Amended and Restated Private Label Consumer Credit Card Program Agreement dated June 18, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SELECT COMFORT CORPORATION
(Registrant)

Dated: June 20, 2012	By: /s/ Mark A. Kimball
Title: Senior Vice President

EXHIBIT INDEX

Exhibit No.                                Description
10.1	Eleventh Amendment to Amended and Restated Private Label Consumer Credit Card Program Agreement dated June 18, 2012

5